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                                                                 Exhibit 10.9(a)

                NONQUALIFIED MEMBERSHIP INTEREST OPTION AGREEMENT

         This NONQUALIFIED MEMBERSHIP INTEREST OPTION AGREEMENT (the "AGREEMENT") is made as of the 9th day of February 1999 (the "EFFECTIVE DATE"), between CHARTER COMMUNICATIONS HOLDINGS, LLC, a Delaware limited liability company (the "COMPANY"), and JERALD L. KENT (the "OPTIONEE").

                                 R E C I T A L S

         A. The Board of Directors of the Company (the "BOARD") has determined that it is to the advantage and in the best interests of the Company and its members to grant a nonqualified membership interest option to Optionee covering 7,044,127 of the Company's Membership Interests, in order to more closely align the Optionee's interests with those of other Members of the Company, and has approved the execution of this Agreement between the Company and Optionee.

         B. The option granted hereby is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

         C. The option granted hereby is granted pursuant to the terms of that certain Employment Agreement (the "EMPLOYMENT AGREEMENT") dated as of August 28, 1998 between Optionee and CCI (as assignee of Allen).

         D. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 11.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. GRANT OF OPTION. The Company grants to Optionee the right and option ("OPTION") to purchase on the terms and conditions hereinafter set forth, all or any part of an aggregate of 7,044,127 Membership Interests at the purchase price of $20.00 per Membership Interest (the "EXERCISE PRICE") The Option shall be exercisable from time to time in accordance with the provisions of this Agreement during a period expiring on the tenth anniversary of the date of this Agreement (the "EXPIRATION DATE") or earlier in accordance with this Agreement.

         2. VESTING. No portion of this Option shall vest prior to the dates indicated below, subject to the last paragraph of this Section 2. Subject to the last paragraph of this Section 2 and subject to Optionee's continuing employment with the Company as of the applicable vesting date, the Option shall vest cumulatively as follows:

                  (a) As to 25% of the Membership Interests covered by the Option, on the Effective Date of this Agreement; and

                  (b) The remaining 75% of the Membership Interests covered by the Option equally and ratably over the 36-month period commencing on January 1, 2000 (i.e., 2.0833% of the Membership Interests covered by this Option shall vest each month, with 2.0833% vesting on January 1, 2000 and 2.0833% vesting
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on the first day of each month thereafter, so that 100% of this Option shall vest as of December 1, 2002).

         The Option may be exercised from time to time after the Effective Date, but no later than the Expiration Date, as to any Membership Interests covered by this Option which have vested in accordance with the terms of this Option. In each case the number of Membership Interests which may be purchased shall be calculated to the nearest full Membership Interest.

         Notwithstanding the foregoing, the Option granted hereby shall become fully vested and exercisable prior to the scheduled dates above if (i) Optionee's employment with the Employer (as defined in the Employment Agreement) pursuant to the terms of the Employment Agreement is terminated prior to the expiration of the term by the Employer without Cause or by Optionee for Good Reason (as such terms are defined in the Employment Agreement; (ii) the Employer gives Optionee notice under the Employment Agreement of its intention not to extend the Initial Term (as defined in the Employment Agreement) for an additional year as contemplated by Section 3 of the Employment Agreement; (iii) a Change of Control occurs (as more fully described in Section 10(d)); or (iv) the Employer relocates the existing Headquarters (as defined in the Employment Agreement) outside the greater St. Louis, Missouri area on or before December 23, 2001 without the prior written consent of Optionee.

         3. METHOD OF EXERCISING OPTIONS; WITHHOLDING TAX. The Option shall be exercised by a written notice, delivered to the Company at its principal office in St. Louis, Missouri or such other address that may be designated by the Company, specifying the number of Membership Interests to be purchased and tendering payment in full for such Membership Interests. Payment may be tendered in cash or by certified, bank cashier's or teller's check or by Membership Interests (valued at the product of the Fair Market Value as of the date of tender multiplied by the Percentage Interest of such Membership Interests), or some combination of the foregoing or such other form of consideration which has been approved by the Company, including any approved cashless exercise mechanism. In the event all or part of the Exercise Price is paid in Membership Interests, any excess of the value of such Membership Interests over the Exercise Price will be returned to the Optionee as follows: (i) any whole Membership Interest remaining in excess of the Exercise Price will be returned in kind, and may be represented by one or more Membership Interest certificates; and (ii) any partial Membership Interests remaining in excess of the Exercise Price will be returned in cash.

         In the event the Company determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, Optionee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements. Payments of such withholding requirements may be made, in the discretion of the Company, (i) in cash, (ii) by delivery of Membership Interests registered in the name of Optionee as have a value (determined by multiplying the Fair Market Value at the time of exercising by the Percentage Interest of such Membership Interests) equal to the amount to be withheld, (iii) by the Company not issuing such number of Membership Interests subject to the Option

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as have a value (determined by multiplying the Fair Market Value at the time of exercising by the Percentage Interest of such Membership Interests) equal to the amount to be withheld, (iv) withholding from other compensation due to Optionee, or (v) any combination of (i), (ii), (iii) and (iv) above.

         4. RIGHTS IN THE EVENT OF TERMINATION.

                  (a) Upon expiration of the Employment Agreement in accordance with its terms due to Optionee giving notice of his intention not to renew or otherwise failing to perform the Employment Agreement, the unvested portion of this Option shall immediately be cancelled.

                  (b) In the event the Employment Agreement is terminated other than by the Employer for Cause (including any expiration of the Employment Agreement in accordance with its terms), Allen or, if he does not exercise such right, the Company, shall within sixty (60) days after such termination (or within sixty (60) days after the end of the Initial Term if such termination occurs prior to such time) purchase or redeem the Option (or the Membership Interests obtained upon the exercise thereof) for a cash payment equal to the Option Spread (or the Fair Market Value multiplied by the Percentage Interest of such Membership Interests, in the case of Membership Interests). Concurrent with any such payment, the Option shall be canceled and the Membership Interests shall be transferred to Allen or the Company, as the case may be.

                  (c) In the event of a termination of the Employment Agreement by the Employer for Cause, (a) the unvested portion of the Option shall automatically be cancelled and (b) Allen or, if he does not exercise such right, the Company shall for a period of three (3) years from the date of termination, have the right, but not the obligation, to purchase or redeem all of the vested portion of the Option (or Membership Interests obtained upon the exercise thereof) for an amount equal to the Option Spread (or the Fair Market Value multiplied by the Percentage Interest of such Membership Interests, in the case of Membership Interests), such amount to be paid in cash. Concurrent with any such payment, the Option shall be canceled and the Membership Interests shall be transferred to Allen or the Company, as the case may be.

         5. RIGHTS IN THE EVENT OF DEATH OR DISABILITY. In the event of Optionee's death or disability, (i) all vested Options may be exercised (by the Optionee or, in the case of death, by the Optionee's estate or person who acquired the right to exercise such Options by bequest or inheritance) until the earlier of their expiration or one (1) year after the date of Optionee's death or disability and any Options not so exercised shall automatically be canceled,
(ii) if an Initial Public Offering has not taken place as of Optionee's date of death or disability, Optionee, (or in the case of death Optionee's estate or person who acquired the right to exercise such Options by bequest or inheritance) may (A) put such Options to the Company, or Allen (at Allen's option), at a purchase price equal to the Option Spread and (B) put all Membership Interests (whether or not acquired on the exercise of an Option hereunder) held by the Optionee on the date of death or disability to the Company, or Allen at Allen's option, at a purchase price equal to the Fair Market Value multiplied by the Percentage Interest of the Membership Interests

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for a period of thirty (30) days, and (iii) if an Initial Public Offering has not taken place as of Optionee's date of death or disability, and Optionee has not exercised its rights to put all vested Options and all Membership Interests to the Company, or Allen at Allen's option, as specified in Section 5(ii), Allen, or at his option, the Company, shall have the right, for a period of sixty (60) days after having received written notice that Optionee will not exercise its rights as specified in Section 5(ii), to purchase all vested Options held by Optionee at a purchase price equal to the Option Spread and all Membership Interests (whether or not acquired on the exercise of an Option hereunder) held by Optionee on the date of death or disability at a purchase price equal to the Fair Market Value multiplied by the Percentage Interest of such Membership Interests. All payments due to the Optionee pursuant to this
Section 5 shall be paid promptly in cash. All unvested Options shall be canceled in the event of an Optionee's death or disability.

         6. ISSUANCE OF CERTIFICATES. The Company shall not be required to issue or deliver any certificate for Membership Interests purchased upon the exercise of this Option, or any portion thereof, prior to fulfillment of all of the following applicable conditions:

                  (a) The admission of such Membership Interests to listing on all stock exchanges or markets on which the Membership Interests are then listed to the extent such admission is necessary;

                  (b) The completion of any registration or other qualification of such Membership Interests under any federal or state securities laws or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Company shall in its sole discretion deem necessary or advisable, or the determination by the Company in its sole discretion that no such registration or qualification is required;

                  (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable; and

                  (d) The lapse of such reasonable period of time following the exercise of the Option as the Company from time to time may establish for reasons of administrative convenience.

Notwithstanding the foregoing, the Company shall not be obligated to issue or deliver any certificates for Membership Interests purchased upon the exercise of this Option or any portion thereof, unless required by Federal, or state law.

         7. COMPLIANCE WITH SECURITIES AND OTHER LAWS. In no event shall the Company be required to sell, issue or deliver Membership Interests pursuant to this Option if in the opinion of the Company the issuance thereof would constitute a violation by either Optionee or the Company of any provision of any law or regulation of any governmental authority or any securities exchange. As a condition of any sale or issuance of Membership Interests pursuant to this Option, the Company may place legends on the certificates representing the Membership Interests, issue stop-transfer orders and require such agreements or

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undertakings from Optionee as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Company or its counsel deems it appropriate, representations from Optionee that Optionee is acquiring the Membership Interests solely for investment and not with a view to distribution and that no distribution of the Membership Interests acquired by Optionee will be made unless registered pursuant to applicable federal and state securities laws or unless, in the opinion of counsel to the Company, such registration is unnecessary.

         8. TRANSFERABILITY. This Option is non-transferable by Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and shall be exercisable during Optionee's lifetime only by Optionee, Optionee's executor; or by the spouse of Optionee who obtained the Option pursuant to such qualified domestic relations order described herein. Notwithstanding the foregoing, this Option may be assigned, in connection with Optionee's estate plan, in whole or in part, during Optionee's lifetime to one or more members of Optionee's immediate family or to a trust established exclusively for one or more of such immediate family members. Rights under the assigned portion may be exercised by the person or persons who acquire a proprietary interest in such Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Company deems appropriate. For purposes of this Section 8, the term "immediate family" means an individual's spouse, children, stepchildren, grandchildren and parents. Any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of this Option or any other right or privileges granted hereby contrary to the provisions hereof shall be null and void ab initio and of no force or effect.

         9. OCCURRENCE OF INITIAL PUBLIC OFFERING. From and after the occurrence of an Initial Public Offering, each Membership Interest held as a result of an exercise of this Option will automatically be exchanged into that number of shares of the common stock of the Public Company determined by multiplying the Percentage Interest of such Membership Interests by the Fair Market Value, and dividing by the Share Value. Any shares of the common stock of the Public Company received by Optionee in exchange for Membership Interests shall be subject to purchase by Allen or the Company in the same manner as Membership Interests upon the termination of the employment relationship of the Optionee for Cause as described in Sections 4(b) and 4(c). It is the intent of this
Section 9 that Optionee will receive that number of shares of common stock of the Public Company necessary to provide Optionee with an aggregate economic benefit equal to the value of Optionee's Options and Membership Interests.

         10. ADJUSTMENTS.

                  (a) Subject to any required action by the Board and/or the Members, the number of Membership Interests covered by this Option and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Membership Interests resulting from a subdivision or consolidation of Membership Interests or the distribution of

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Membership Interests on Membership Interests without consideration.
Notwithstanding the foregoing, nothing herein shall be interpreted to provide dilution protection with respect to this Option in the event, and to the extent of, any additional equity contribution to the Company or the issuance of Membership Interests for consideration.

                  (b) Subject to the provisions of Section 10(d), and subject to any required action by the Board, and/or the Members, if the Company shall merge with another entity and the Company is the surviving entity in such merger and under the terms of such merger the Membership Interests outstanding immediately prior to the merger remain outstanding and unchanged, this Option shall continue to apply to the Membership Interests subject thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of Membership Interests subject to this Option would have been entitled as a result of the merger.

                  (c) If the Company shall merge with another entity and the Company is not the surviving entity in such merger, and such merger does not constitute a Change in Control, the Company, may, in its discretion, do one or more of the following: (i) shorten the period during which the Option is exercisable (provided it remains exercisable for at least 30 days after the date of notice such shortening is given to Optionee); (ii) accelerate any vesting schedule to which this Option is subject; (iii) arrange to have the surviving or successor entity assume the Option or grant a replacement option with appropriate adjustments in the option price and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Option or its replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such merger with respect to or in exchange for the number of Membership Interests purchasable and receivable upon the exercise of this Option had such exercise occurred in full prior to such merger, or (iv) with the prior written consent of Optionee, cancel this Option upon the payment to Optionee in cash, with respect to this Option to the extent then exercisable (including any Option as to which the exercise has been accelerated as contemplated in clause (ii) above), of any amount that is the equivalent of the Option Spread at the effective time of the merger.

                  (d) Notwithstanding any other provision contained in this Agreement, in the event of a Change of Control, any unvested portion of this Option shall immediately vest; provided, however, that to the extent that the acceleration of the exercisability of this Option would result in the disallowance under Section 280G of the Code of tax deductions which would otherwise be available to the Company or its Affiliates, or in liability of Optionee or any person obtaining rights in the Option under Section 8 for any excise tax under Section 4999 of the Code, such unvested portion of this Option will not immediately vest unless the Company receives prior written consent from Optionee at least thirty (30) days prior to the Change of Control. In the event of a Change of Control, the Company may, in its discretion, do one or more of the following: (i) shorten the period during which this Option is exercisable (provided it remains exercisable for at least 30 days after the date on which notice of such shortening is given to Optionee); (ii) arrange to have the surviving or successor entity assume this Option or grant a replacement option with appropriate adjustments in the option price and adjustments in the number and kind of securities issuable upon exercise so that the Option or its

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replacement represents the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of a Change of Control with respect to or in exchange for the number of Membership Interests purchasable and receivable upon the exercise of this Option had such exercise occurred in full prior to such Change of Control; or (iii) cancel this Option upon the payment to Optionee in cash, with respect to such portion of this Option to the extent then exercisable (including any portion of this Option as to which the exercise has been accelerated in accordance with this Section 10(d)), of an amount that is the equivalent of the Option Spread at the effective time of the Change of Control.

         To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Company, whose determination shall be conclusive and binding on all persons.

         11. DEFINITIONS.

         As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         "Act" means the Securities Act of 1933, as amended.

         "Affiliate" means with respect to any person or entity, any other person or entity who controls, is controlled by or is under common control with such person or entity.

         "Allen" means Paul G. Allen, an individual, who is Chairman of the Board of Directors of CCI.

         "CCI" shall mean Charter Communications, Inc., a Delaware corporation.

         "Change of Control" means a direct or indirect sale of more than 49.9% of the outstanding Membership Interests of the Company, except where Allen and his Affiliates retain effective voting control of the Company, the merger or consolidation of the Company, with or into any other corporation or entity, other than a wholly-owned subsidiary of the Company, except where Allen and his Affiliates have effective voting control of the surviving entity, or any other transaction or event, a result of which is that Allen and his Affiliates holds less than 50.1% of the voting power of the surviving entity, except where Allen and his Affiliates retain effective voting control of the Company, or a sale of all or substantially all of the assets of the Company (other than to an entity majority-owned or controlled by Allen and his Affiliates).

         "Fair Market Value" shall mean the fair market value of the Company as determined by the Company using the following formula: as of the occurrence of a Trigger Event prior to an Initial Public Offering, the excess of (a) 13.7 times the projected cash flow of the Company for the year succeeding the year in which such Fair Market Value determination is made (as established in the budget for the Company, approved by the Company's Board, or in the event no such budget has as of the date of the Trigger Event been approved by the Board, as established by the Board within thirty (30) days of any such Trigger Event, taking into

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account the most recent forecasts for the Company) including all future acquisitions by the Company to the extent of its interests for its fiscal year following the year in which the Trigger Event occurs, over (b) the debt of the Company as reflected in its financial statements or in such budget. From and after the consummation of an Initial Public Offering, "Fair Market Value" shall mean (i) the sum of (A) the total number of outstanding shares of common stock of the Public Company, assuming the exercise of all options, warrants or other similar rights held by any person to purchase common stock of the Public Company, multiplied by the Share Value, plus (B) the debt of the Public Company as reflected on its financial statements, minus (C) the fair market value, as determined by the Company, of all assets of the Public Company, including the exercise price of all options, warrants, or similar rights deemed exercised under clause (A) of this sentence, other than Membership Interests, divided by
(ii) the Percentage Interest of the Membership Interests which the Public Company holds in the Company.

         "Initial Public Offering" means the consummation of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed. under the Act, covering the offer and sale of shares of common stock of the Company's Parent or a successor corporation through which the business of the Company will be carried out.

         "Kent" means Jerald L. Kent, an individual, who is President, Chief Executive Officer and a director of the Company and CCI.

         "Member" means a member of the Company.

         "Membership Interest" means a membership interest in the Company.

         "Option Spread" means an amount equal to the product of (i) the excess of (a) the Fair Market Value (plus the Exercise Price of all options taken into account in computing Percentage Interest) multiplied by the Percentage Interest per Membership Interest with respect to such Option, over (b) the Exercise Price of such Option and (ii) the number of Membership Interests covered by such Option at the time of determination.

         "Parent" means an Affiliate which is manager of, and/or the direct or indirect owner of an excess of fifty percent (50%) of the equity interests in, the Company.

         "Percentage Interest" of this Option or a Membership Interest means the percentage interest that an exercise of this Option or possession of such Membership Interest would give Optionee in the Company assuming the exercise of all options to acquire Membership Interests held by all employees of and consultants to the Company and the exercise of all options and warrants held by any person to purchase Membership Interests.

         "Public Company" means the Parent or successor corporation to the Company whose shares will be sold pursuant to the Initial Public Offering.

         "Share Value" means (i) upon the consummation of an Initial Public Offering, the price per share of the common stock of the Public Company upon the consummation of the Initial Public Offering, and (ii) after the consummation of

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an Initial Public Offering, the average of the highest and lowest quoted selling prices on the principal national securities exchange on which the common stock of the Public Company is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, as reported by the NASDAQ Stock Market's National Market, on the day in question.

         "Trigger Event" means the termination of Optionee's employment with the Company or any of its Affiliates, whether by reason of the Optionee's permanent disability, death, discharge, or otherwise (including any expiration of the Employment Agreement in accordance with its terms).

         12. MISCELLANEOUS.

                  (a) NO EMPLOYMENT RIGHTS. Nothing in this Agreement shall confer upon Optionee the right to continue in the employ or service of the Company or its Affiliates.

                  (b) BINDING EFFECT. The Agreement shall be binding upon the successors and permitted assigns of the Company and Optionee.

                  (c) HEADINGS. Headings of the Sections hereof are inserted for convenience and reference and constitute no part of the Agreement.

                  (d) RIGHTS AS MEMBER. Optionee or any transferee of this Option, or any portion thereof, shall have no rights as a Member with respect to any Membership Interests subject to this Option prior to the purchase of such Membership Interests by exercise of such Option as provided herein and, after the occurrence of an Initial Public Offering, unless and until a certificate or certificates representing shares of common stock shall have been actually issued and delivered to Optionee.

                  (e) APPLICABLE LAW. This Agreement shall be interpreted, administered and otherwise subject to the laws of the state of Delaware, without giving effect to the conflicts of laws provisions thereof.

                                            CHARTER COMMUNICATIONS HOLDINGS, LLC


                                            By:   /s/ Curtis S. Shaw
                                            ----------------------------------
                                            Its:  Senior Vice President,
                                                  General Counsel and Secretary



                                            OPTIONEE

                                            By:   /s/ Jerald L. Kent
                                            -----------------------------------
                                            Name:   Jerald L. Kent


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                                 SPOUSAL CONSENT


         By his or her signature below, the spouse of the Optionee agrees to be bound by all of the terms and conditions of the foregoing Option Agreement.



                                                     OPTIONEE'S SPOUSE


                                                     ---------------------------
                                                     Signature

                                                     ---------------------------
                                                     Print Name



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